UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Boyalife Financing Transaction

On February 2, 2016, Cesca Therapeutics Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Boyalife Investment Inc. (“Boyalife USA”) and Boyalife (Hong Kong) Limited (“Boyalife HK” and, together with Boyalife USA, the “Investors”), pursuant to which the Company has agreed to issue to the Investors 14,705,882 shares of the Company’s Common Stock (the “Shares”), senior secured three-year convertible debentures (the “Debentures”) and (iii) five-year warrants to purchase additional shares of the Company’s Common Stock (the “Warrants” and, such transaction, the “Boyalife Financing”). No registration rights will be granted for any of the securities issued or issuable to the Investors pursuant to the Boyalife Financing.

Closings

The sale and issuance of the Shares, the Debentures and the Warrants will take place in two closings. At the first closing (the “Initial Closing”), in exchange for aggregate proceeds to the Company of $10.5 million, the Company shall sell and issue (i) to Boyalife HK the Shares at a purchase price of $0.17 per share (the “Stock Price”), which represents the 20 day simple moving average of the closing price of the Company’s Common Stock on the Nasdaq Capital Market as of February 2, 2016, (ii) to Boyalife USA Debentures for $8.0 million and (iii) to the Investors Warrants to purchase additional shares of Common Stock equal to 80% of the shares sold to the Investors and issuable upon conversion of the Debentures at the Initial Closing (assuming full conversion of the Debentures). At the second closing (the “Second Closing”), in exchange for aggregate proceeds to the Company of $4.5 million, the Company shall sell and issue to Boyalife USA additional Debentures for $4.5 million and Warrants to purchase additional shares of Common Stock equal to 80% of the shares issuable upon conversion of the Debentures sold at the Second Closing (assuming full conversion of the Debentures issued in the Second Closing).

The Boyalife Financing may result in a change of control of the Company. Upon the Second Closing and assuming the conversion of the Debentures and exercise of the Warrants in full, the Investors will own approximately 76.6% of the Company’s outstanding Common Stock on a fully-diluted basis (based on the capitalization of the Company at the time of signing the Purchase Agreement).

On February 2, 2016, pursuant to Listing Rule 5635(f), The NASDAQ Stock Market LLC (“Nasdaq”) granted the Company’s request for a financial viability exception to the stockholder approval requirements that would otherwise apply to the Boyalife Financing. The Audit Committee of the Company’s Board of Directors (the “Board”), which is comprised solely of independent, disinterested directors, approved the Company’s reliance on the Nasdaq financial viability exception. In accordance with Nasdaq requirements, the Company will mail a letter to stockholders notifying them of its intention to close the Boyalife Financing without obtaining approval from its stockholders (the “Stockholder Letter”). Accordingly, subject to the satisfaction or waiver of the other closing conditions specified in the Purchase Agreement, the Initial Closing of the Boyalife Financing is expected to occur ten days after the date that the stockholder letter is mailed or made available to the Company’s stockholders, or as soon thereafter as practical. The Second Closing will remain subject to the satisfaction of certain closing conditions discussed below with respect to the Sabby Restructuring.

Description of the Debentures

The Debentures will have a principal face amount of up to $12.5 million, with $8.0 million being outstanding upon the Initial Closing, and the outstanding principal thereunder automatically being increased by an additional $4.5 million upon the Second Closing. The Debentures will be due three years after the Initial Closing and bear simple interest at a rate per annum of 22% of the principal amount outstanding thereunder from time to time. The Debentures may not be prepaid prior to maturity without the prior consent of Boyalife USA. Additionally, the Company’s obligations under the Debentures will be secured by a first priority, senior lien over all of the Company’s assets pursuant to the terms and conditions of a Security Agreement to be entered into by and between the Company and Boyalife USA on the Initial Closing (the “Security Agreement”).

All outstanding principal and accrued and unpaid interest (as well as all interest that would have accrued after the conversion and up to and including maturity in the event conversion occurs prior to maturity) under the Debentures will be convertible into the Company’s Common Stock at the Stock Price per share at the option of Boyalife USA at maturity or, provided that the Second Closing has occurred, prior to maturity if (i) for 15 days upon and after the time that the Company’s cash balance and short-term investments, net of short term debt, are less than $2.1 million, (ii) the Company effects certain changes in control, or (iii) the Company’s Common Stock is delisted from Nasdaq’s markets. All outstanding principal and accrued and unpaid interest under the Debentures will also be convertible into shares of the Company’s Common Stock at the Stock Price per share at the option of the Company at any time prior to maturity, provided that (i) the 20-day simple moving average price of the Company’s Common Stock on the date of conversion is at least 125% of the Stock Price and (ii) the volume weighted average trading price of the Company’s Common Stock has been greater than the Stock Price for ten consecutive days. Assuming $12.5 million of Debentures are converted in full at maturity, the Debentures would be convertible into 122,058,824 shares of the Company’s Common Stock.

The Debentures contain standard and customary events of default including, but not limited to, bankruptcy or insolvency of the Company and failure to make payments when due under the Debentures. If there is an event of default, the holder of the Debentures has the right to accelerate the amount owing under the Debentures (including all accrued and unpaid interest, if any).

Description of the Warrants

The Warrants entitle the holders thereof to purchase, in the aggregate, up to 70,588,235 million shares of the Company’s Common Stock at an exercise price per share equal to $0.40 for a period of five years from the Initial Closing. The exercise price of the Warrants and the number of shares of the Company’s Common Stock subject to the Warrants are subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrants may only be exercised for cash from and after the six-month anniversary of the Initial Closing.

Other Rights of the Investors

Pursuant to the terms of the Purchase Agreement, each Investor will be granted the right of first refusal to purchase such Investor’s pro rata portion of fifty percent (50%) of any New Securities (as defined in the Purchase Agreement) which the Company may, from time to time, propose to sell and issue after the date of the Purchase Agreement and (ii) prohibits the Company from (a) issuing additional debt or equity securities of the Company or incurring additional debt other than debt or equity securities issued for the primary purpose of raising capital of up to $15.0 million in the aggregate, subject to certain customary exceptions, (b) entering into a transaction (or series of transactions) that would result in a change in control of the Company, (c) liquidating, dissolving or winding up the Company or (d) issuing additional equity securities of the Company for the primary purpose of raising capital at a price per share less than the Stock Price, subject to certain customary exceptions.

Nomination and Voting Agreement

In connection with the Boyalife Financing, the Company will enter into a Nomination and Voting Agreement with the Investors at the Initial Closing (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, for so long as the Debentures remain outstanding and Boyalife HK owns of record or beneficially at least twenty percent (20%) of the issued and outstanding shares of the Company’s Common Stock or until the earlier termination of the Voting Agreement, Boyalife HK will have the right to designate one member to the Company’s Board. If, upon and following the conversion of all of the principal and interest outstanding under the Debentures the Investors own, in the aggregate, at least 50% of the issued and outstanding shares of the Company’s Common Stock, the Investors shall have the right to designate up to a maximum of three members to the Company’s Board, and the total number of directors that constitute the full Board shall thereafter be fixed and maintained at seven persons. Until such time as the Debentures are either repaid in full or, if converted in full into Common Stock, the point at which the Investors no longer own at least 50% or more of the outstanding shares of the Company’s Common Stock, the Investors will be restricted from nominating any other person or group of persons to serve as directors on the Board (other than the permitted designees under the Voting Agreement). Provided that the Initial Closing is consummated, the Company anticipates appointing Boyalife HK’s initial designee to the Board following the Company’s 2015 Annual meeting of stockholders.

The foregoing descriptions of the Purchase Agreement, the Debentures, the Warrants, the Voting Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are filed as Exhibits 10.1 through 10.5 hereto, respectively, each of which are incorporated herein by reference.

Sabby Restructuring Transaction

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2015, the Company entered into a Securities Purchase Agreement on August 31, 2015 (the “Sabby Purchase Agreement”) with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (collectively, the “Sabby Funds”), pursuant to which the Company sold senior secured convertible debentures (the “Sabby Debentures”) in the amount of $5.5 million (the “Sabby Debentures”), Series A Warrants to purchase up to 22,058,823 shares of the Company’s Common Stock at a per share purchase price of $0.68 (the “Series A Warrants”) and Series B Warrants to purchase up to 12,132,353 shares of the Company’s Common Stock at a per share purchase price of $0.68 (the “Series B Warrants”, and such transaction, the “Sabby Financing”). The Series B Warrants issued in the Sabby Financing also contained a special “cashless” exercise right that permits the holder thereof to exercise the Series B Warrants on a cashless basis with a 250% uplift at the market price of the Company’s Common Stock at the time of exercise if the market price of the Company’s Common Stock is lower than the exercise price of $0.68 per share, subject to a floor of $0.10 per share (the “Special Cashless Exercise”).

In connection with the Sabby Financing, the Company also entered into a registration rights agreement with the Sabby Funds (the “Registration Rights Agreement”), whereby the Company agreed to register all of the shares of the Company’s Common Stock then issued and issuable upon conversion of the Sabby Debentures and exercise of the Series A Warrants and Series B Warrants. The Registration Rights Agreement provided that if the Company failed to register all of the required shares by October 26, 2015, it would have to pay the Sabby Funds an amount in cash, as partial liquidated damages, equal to the product of 4.0% multiplied by the aggregate subscription amount paid by the Sabby Funds under the Sabby Purchase Agreement and that, if unpaid, such liquidated damages would accrue interest daily at a rate of 18% per annum. The Company was unsuccessful in obtaining approval from the SEC for the registration of all of the required shares and therefore only registered the shares issuable upon conversion of the Sabby Debentures and a portion of the shares issuable upon exercise of the Series B Warrants. As a result, the Company is currently accruing approximately $220,000 a month in partial liquidated damages under the Registration Rights Agreement, and is also accruing interest thereon at a rate of 18% per annum (the “Liquidated Damages”). This registration failure also entitles the Sabby Funds to declare a default under the Sabby Debentures at any time, which would render the entire principal amount and any interest and penalties immediately due.

In connection with the Boyalife Financing described above, on February 2, 2016 the Company concurrently entered into a Consent, Repayment and Release Agreement with the Sabby Funds (the “Consent, Repayment and Release Agreement”). Pursuant to the terms and conditions of the Consent, Repayment and Release Agreement, the Sabby Funds have consented to the Boyalife Financing, waived their respective rights to purchase their pro rata portion of 50% of the Shares, Debentures and Warrants to be issued to the Investors and have agreed to allow the Company to repay the Sabby Debentures prior to their maturity immediately on or after the Initial Closing of the Boyalife Financing.

Repayment of Sabby Debentures and Liquidated Damages

Upon or immediately after the Initial Closing of the Boyalife Financing, pursuant to the terms of the Consent, Repayment and Release Agreement, the Company shall make a one-time cash payment in the aggregate amount of $7.5 million to the Sabby Funds (the “Payment Amount”). Immediately upon receipt of the Payment Amount by the Sabby Funds, the Sabby Debenture shall be deemed repaid in full and cancelled, and all Liquidated Damages due and payable to the Sabby Funds shall be deemed paid and satisfied in full. Additionally, upon receipt of the Payment Amount, the Registration Rights Agreement shall automatically be terminated. Upon receipt of the Payment Amount and in connection with the repayment of the Sabby Debentures and Liquidated Damages, each of the Sabby Funds shall execute and deliver to the Company a General Release (the “Releases”) of all claims arising under the Sabby Debentures and the Registration Rights Agreement.

Amendment of Series A Warrants

Pursuant to the terms of the Consent, Repayment and Release Agreement, upon receipt of the Payment Amount, the Company and each of the Sabby Funds shall enter into a Series A Warrant Amendment (the “Series A Warrant Amendments”), which such Series A Warrant Amendments will amend the per share exercise price of the Series A Warrants from $0.68 to $0.40. The Sabby Funds have also agreed not to sell or dispose of any shares of the Company’s Common Stock issued upon exercise of the Series A Warrants until after March 31, 2016.

Termination of Series B Warrants

Pursuant to the terms of the Consent, Repayment and Release Agreement, upon receipt of the Payment Amount, the Sabby Funds shall make a single, one-time cashless exercise of the their remaining Series B Warrants under the Special Cashless Exercise rights contained therein for 2,500,000 shares of the Company’s Common Stock (the “Top-Up Exercise”), which represents the lesser of (i) 2,500,000 or (ii) that number, after taking into account all other shares of the Company’s Common Stock owned by the Sabby Funds as of January 18, 2016, that would result in the Sabby Funds owning 9.9% of the Company’s outstanding shares of Common Stock. Immediately following the Top-Up Exercise, all remaining Series B Warrants held by the Sabby Funds shall be cancelled and terminated.

The foregoing descriptions of the Consent, Repayment and Release Agreement, the Series A Warrant Amendments and the Releases do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are filed as Exhibits 10.6 through 10.8 hereto, respectively, each of which are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Shares, the Debentures and the Warrants pursuant to the Purchase Agreement, together with the issuance of the shares of the Company’s Common Stock upon conversion of the Debentures and exercise of the Warrants, is a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. No underwriting discounts or commissions are or will be payable as a result of the offer, sale and issuance by the Company of the Shares, the Debentures and the Warrants.

Item 8.01 Other Events.

On February 2, 2016, the Company issued a press release announcing the Boyalife Financing and that Nasdaq granted the Company’s request for a financial viability exception to the stockholder approval requirements applicable to the Boyalife Financing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

In accordance with Nasdaq requirements, the Company will mail to its stockholders the Stockholder Letter described in Item 1.01 above in this Current Report on Form 8-K. A copy of the Stockholder Letter to be mailed is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

The information contained in this Item 8.01 and in Exhibits 99.1 and 99.2 attached to this Current Report on Form 8-K is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits

Exhibit	Description

10.1	Purchase Agreement dated February 2, 2016

10.2	Form of Debenture

10.3	Form of Warrant

10.4	Form of Nomination and Voting Agreement

10.5	Form of Security Agreement

10.6	Consent, Repayment and Release Agreement dated February 2, 2016

10.7	Form of Series A Warrant Amendment

10.8	Form of Release

99.1	Press Release of Cesca Therapeutics Inc. dated February 2, 2016

99.2	Letter to Stockholders dated February 2, 2016

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements related to the consummation and timing of the Boyalife Financing and the Sabby Restructuring. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 and in its other filings from time to time filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2016	Cesca Therapeutics Inc.,
a Delaware Corporation

/s/ ROBIN C. STRACEY
Robin C. Stracey
Chief Executive Officer

Exhibit Index

Exhibit	Description

10.1	Purchase Agreement dated February 2, 2016

10.2	Form of Debenture

10.3	Form of Warrant

10.4	Form of Nomination and Voting Agreement

10.5	Form of Security Agreement

10.6	Consent, Repayment and Release Agreement dated February 2, 2016

10.7	Form of Series A Warrant Amendment

10.8	Form of Release

99.1	Press Release of Cesca Therapeutics Inc. dated February 2, 2016

99.2	Letter to Stockholders dated February 2, 2016